                                                                    Exhibit 99.6

                BLUE VALLEY BAN CORP SUBSCRIPTION RIGHTS OFFERING

THIS  SUBSCRIPTION  RIGHTS  OFFERING  EXPIRES AT 5:00  P.M.,  EASTERN  TIME,  ON
DECEMBER 5, 2008, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS
IT MAY BE EXTENDED, THE "EXPIRATION DATE").

Blue Valley Ban Corp has distributed to each holder of its common stock owned of record at 5:00 p.m.,  Eastern  time on  November  10,  2008  (each an  "Eligible
Holder"),  at no charge, one  nontransferable  right to purchase .1352 shares of common stock of Blue Valley Ban Corp at $18.00 per full share (the "Subscription
Rights").  Each  Subscription  Right  entitles  an  Eligible  Holder  who  fully exercises its basic subscription privilege to subscribe, prior to the Expiration
Date,  for  additional  shares of  common  stock of Blue  Valley  Ban Corp at an exercise  price of $18.00 per full  share to the extent  that any shares are not purchased by other Eligible Holders under their basic subscription  privilege as of the Expiration Date or to the extent the Company decides to increase the size of the offering (the "Oversubscription  Privilege"). The terms and conditions of the  Subscription  Rights  offering  are set  forth in Blue  Valley  Ban  Corp's
Prospectus dated November 10, 2008 (as it may be amended or  supplemented,  the
"Prospectus"),  which  is  incorporated  into  this  certificate  by  reference.
Capitalized terms used but not defined herein have the meanings set forth in the
Prospectus.  The owner of this  certificate  is  entitled to the number of basic
Subscription  Rights, and is entitled to exercise the basic Subscription  Rights for the number of shares, shown on this Rights Certificate.

                     THE DISCOUNT RIGHTS ARE NONTRANSFERABLE

The Subscription Rights are nontransferable. The Subscription Rights will not be listed on any securities  exchange or quoted on any automated  quotation system.
Blue Valley Ban Corp cannot  assure you that the shares of common  stock of Blue
Valley Ban Corp issued in respect of exercised  Subscription Rights will ever be listed on the New York Stock  Exchange,  the Nasdaq  Global Select Market or any
other securities exchange or quotation system.

                                 EXERCISE PRICE

The  exercise  price  for  the  Subscription  Rights  and  the  Oversubscription
Privilege is $18.00 in cash per full share. A fractional Subscription Right will not be exercisable  unless it is aggregated with other  fractional  Subscription
Rights so that when exercised,  in the aggregate,  such fractional  Subscription
Rights  result in the  purchase of a whole share of common  stock of Blue Valley
Ban Corp. In other words, fractional Subscription Rights cannot be exercised for fractional shares of common stock of the Company.

                          METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR  SUBSCRIPTION  RIGHTS,  YOU MUST PROPERLY COMPLETE AND
SIGN THIS RIGHTS  CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED
TO  COMPUTERSHARE  TRUST  COMPANY,  N.A.,  TOGETHER  WITH PAYMENT IN FULL FOR AN
AMOUNT EQUAL TO THE APPLICABLE  EXERCISE PRICE MULTIPLIED BY THE TOTAL NUMBER OF
SHARES OF COMMON STOCK THAT YOU ARE  REQUESTING TO PURCHASE TO

THE RIGHTS AGENT,  COMPUTERSHARE TRUST COMPANY,  N.A., BEFORE 5:00 P.M., EASTERN
TIME, ON DECEMBER 5, 2008.

     Holder ID             COY                     Class                 Rights Qty Issued          Rights Cert #

123456789            XXXX              Subscription Rights            XXX.XXXXXX                12345678

Signature of Owner and U.S. Person for   Signature of Co-Owner (if more than    Date (mm/dd/yyyy)
Tax Certification                        one registered holder listed)
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Full  payment of the  exercise  price for each share of common stock you wish to purchase be must made in U.S.  dollars by (1) certified  check drawn upon a U.S.
bank payable to the rights agent,  or (2) cashier's check drawn upon a U.S. bank or express money order  payable to the rights agent,  in each case in accordance with the  "Instructions  as to Use of Blue Valley Ban Corp  Subscription  Rights
Certificates"  that  accompanied the mailing of the Prospectus.  Notwithstanding the foregoing,  Eligible Holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the rights agent.  The rights agent will not accept  non-certified checks drawn on personal or business accounts.

Payments of the  exercise  price for the common  stock will be held in an escrow account until five business days  following  the  Expiration  Date,  unless Blue
Valley Ban Corp withdraws or terminates the  Subscription  Rights  offering.  No interest will be paid to you on the funds you deposit with the rights agent. You will not receive any  interest on the  payments  held by the rights agent before your shares have been issued to you or your payment is returned to you,  without interest, because your exercise has not been satisfied for any reason.

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                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
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SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

 I apply for ALL of my entitlement       _______________ x .1352 =         ________________        x 18.00 =      $_______________
of new shares pursuant to the basic       (no. of subscription rights)      (no. of new shares)     (per share)
subscription

Example:  If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 135 shares.
(1,000 purchase rights/7.396 = 135.21, with fractional shares rounded down to the nearest whole number].

 In   addition,   I  apply  for   additional   shares   pursuant  to  the  ________________        x 18.00 =      $_______________
oversubscription privilege*                                                     (no. of new shares)     (per share)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:
 I apply for
                                                                                 ________________        x 18.00 =      $_______________
                                                                                (no. of new shares)     (per share)

                                     Amount of check or money order enclosed or wire transmitted

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.
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SECTION 2:  SUBSCRIPTION AUTHORIZATION:

         I acknowledge  that I have received the Prospectus for this offering of
Subscription  Rights and I hereby  subscribe for the number of shares  indicated
above on the terms and conditions  specified in the  Prospectus  relating to the primary  subscription  and the  oversubscription  privilege in the  Subscription
Rights offering.

Signature of Subscriber(s)

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  (and address if different than that listed on this Subscription Certificate)

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         Telephone number (including area code)
                                                --------------------------------

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* You  can  only  participate  in the  oversubscription  privilege  if you  have subscribed  for your  full  entitlement  of new  shares  pursuant  to the  basic subscription.

 Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

 By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011,
                                                 Providence, RI 02940-3011
    By Hand, Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer,
                                       250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH
                   ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

   Any questions regarding this Subscription Certificate and the Subscription
   Rights Offering may be directed to Computershare Inc., toll free at
                                (800) 962-4284.

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